Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET AND STATEMENTS OF OPERATIONS

1. Description of Transaction and Basis of Presentation

On August 16, 2010, Aquamer completed the acquisition of 100% of the outstanding capital stock of Urban Agriculture Corporation (“UAC”).  The aggregate purchase price paid was $4,380,000, consisting of 60,000,002 shares of Aquamer common stock valued at $0.073 per share.   UAC was formed on April 22, 2010 to conduct urban indoor vertical farming business.  UAC currently holds an exclusive license (the “License Agreement”) for the Commonwealth of Massachusetts and a has right of first refusal to purchase exclusive licenses for New Jersey, Pennsylvania and California from TerraSphere Systems, LLC, a company that designs and builds proprietary systems for growing fruits and vegetables in controlled, indoor environments.

The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical financial statements of Aquamer and present the acquisition of UAC under the acquisition method of accounting.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended December 31, 2009 gives effect to the UAC transaction as if it had occurred on January 1, 2009 and combines the historical audited statements of operations of Aquamer with pro forma adjustments for UAC for the twelve months ended December 31, 2009. UAC was not formed until April 2010 and as a result had no operating activity during 2009.  The Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2010 gives effect to the UAC transaction as if it had occurred on January 1, 2010 and combines the historical unaudited statements of operations of Aquamer and UAC for the six months ended June 30, 2010. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition as if it had occurred on June 30, 2010 and combines the historical unaudited balance sheets of Aquamer and UAC as of June 30, 2010.

The Unaudited Pro Forma Condensed Combined Financial Statements are for illustrative purposes only and are not intended to project the results of operations for any future period. The pro forma adjustments are based upon currently available information and upon certain assumptions Aquamesr believes are reasonable under the circumstances. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Aquamer.  Due to UAC’s recent formation, UAC had limited operating history during 2010 and no operating activity during 2009.  Since UAC has not completed a fiscal year and no fiscal year audit has been completed, no historical financial statements of UAC have been included with this filing.

Aquamer Medical Inc. & Subsidiaries

Pro Forma Condensed Combined Statement of Operations

For the fiscal year ended December 31, 2009 (Unaudited)

	Aquamer Medical, Inc.	Urban Agriculture Corporation	Pro Forma Adjustments		Aquamer Medical Inc. Combined
Revenue	—	—	—		—

Costs and Expenses
General and Administrative	$254,883	—	—		$254,883
Amortization of Intangibles	10,000	—	$448,960	E	458,960
Interest, net of interest income	514	—	—		514
Impairment of patent	45,000	—	—		45,000
Total Costs and Expenses	310,398	—	448,960		759,358
Loss before income taxes	(310,398)	—	(448,960)		(759,358)
Federal and State Income Tax Expense	—	—	—		—
Deficit accumulated during development stage	$(310,398)	—	$(448,960)		$(759,358)
Basic and Diluted Loss Per Share	$(0.00)				$(0.01)
Weighted Average Number of Common Shares Outstanding	79,620,179				139,620,181

Aquamer Medical Inc. & Subsidiaries

Pro Forma Condensed Combined Statement of Operations

For the interim period ended June 30, 2010 (Unaudited)

	Aquamer Medical, Inc.	Urban Agriculture Corporation	Pro Forma Adjustments		Aquamer Medical Inc. Combined
Revenue	—	—	—		—

Costs and Expenses
Selling, General and Administrative	$282,361	$38,201	—		$320,562
Amortization of intangibles	87,250	—	$224,480	E	311,730
Interest, net of interest income	1,559	—			1,559
Total Costs and Expenses	371,170	38,201	224,480		633,851
Loss before income taxes	(371,170)	(38,201)	(224,480)		(633,851)
Federal and State Income Tax Expense	—	—	—		—
Deficit accumulated during development stage	$(371,170)	$(38,201)	$(224,480)		$(633,851)
Basic and Diluted Loss Per Share	$(0.00)				$(0.00)
Weighted Average Number of Common Shares Outstanding	100,759,213				160,759,215

Aquamer Medical Inc.

Pro Forma Condensed Combined Balance Sheet as of June 30, 2010 (Unaudited)

	Aquamer Medical, Inc.	Urban Agriculture Corporation	Pro Forma Adjustments		Aquamer Medical, Inc. Combined
ASSETS
Current Assets:
Cash	$114,326	$32			$114,358
Total Current Assets	114,326	32			114,358
Property and equipment, less accumulated depreciation	7,000	—			7,000

Other Assets:
Goodwill	—	—	$1,149,200	D	1,149,200
Intangible Assets, net of amortization	805,250	1,000,000	875,900	B	5,036,050
			2,354,900	C
Investment in Subsidiary	—	—	—		—
Total Other Assets	805,250	1,000,000	4,380,000		6,185,250
Total Assets	$926,576	$1,000,032	$4,380,000		$6,306,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$173,718	$100			$173,818
Accrued liabilities	127,177	38,133			165,310
Due to related parties	12,813	—			12,813
Notes payable	78,002	—			78,002
Other Current Liabilities	—	750,000			750,000
Total Current Liabilities	391,710	788,233			1,179,943

Long Term Liabilities:
Long Term Debt	—	250,000			250,000
Total Long Term Liabilities	—	250,000			250,000
Total Liabilities	391,710	1,038,233			1,429,943
Stockholders’ Equity:
Common stock at $0.0001 par value	11,175	—	$6,000	A	17,175
Additional paid-in capital	2,337,670	—	4,374,000	A	6,711,670
Accumulated Deficit	(1,813,979)	(38,201)			(1,852,180)
Stockholders’ Equity	534,866	(38,201)	4,380,000		4,876,665
Total Liabilities and Stockholders’ Equity	$926,576	$1,000,032	$4,380,000		$6,306,608

Notes to Pro Forma Combined Condensed Financial Statements

1. Pro Forma Adjustments

The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma combined condensed financial statements:

Balance Sheet Adjustments

(A)—To reflect Aquamer’s issuance of 60,000,002 shares of its $0.0001 par value common stock in connection with the acquisition of 100% of the outstanding stock of UAC.  The stock was valued at $0.073 per share, resulting in total consideration of $4,380,000 for the UAC shareholders.

(B)—To reflect the fair value calculation of the contractual intangible asset associated with management employment contracts. There are three-year contracts for two executives assumed in Aquamer’s acquisition of UAC.  These managers are engaged in developing the urban vertical agriculture business plan, raising capital, securing the facilities location, supervising the implementation of design, construction, setup and operation of the farming facilities, developing customer relationships and updating all of the above as necessary.  Aquamer applied the income approach in calculating fair value based upon the following assumptions:  a) the contractual salary amounts, b) contractual useful life of 3 years (consistent with contract term), and c) discount rate of 16%, which approximates Aquamer’s estimated weighted average cost of capital.  Based upon the assumptions, Aquamer has estimated the value of the contracts to be $875,900.

(C)—To reflect the fair value calculation of the contractual intangible asset associated with UAC’s license agreement with TerraSphere Systems, LLC, which provides exclusive use of patented, proprietary technology to be used in building and operating facilities in Massachusetts to produce herbs and vegetables.  Aquamer applied the income approach in calculating fair value based upon the following assumptions;  a) the initial fee of $1,000,000 and a 5% royalty on pro forma revenues, b) useful life of 15 years, which is consistent with the estimated useful life of the proprietary technology and equipment and c) a discount rate of 16%, which approximates Aquamer’s estimated weighted average cost of capital.  Based upon the assumptions, Aquamer has estimated the value of the contract to be $3,354,900.

(D)—To reflect the recording of goodwill for the excess common stock valued at the acquisition date ($4,380,000) over the fair value calculation for UAC’s contractual intangible assets ($3,230,800).

Statement of Operations Adjustments

(E)—To reflect amortization expense associated with UAC’s contractual intangible assets — management employment contracts and a third-party license agreement.  Amortization expense is taken over the asset’s estimated useful life (3 years for the management contracts and 15 years for the license agreement).  For the pro forma financial statements, amortization expense is calculated for the entire period through the reporting date.